UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): August 9, 2016

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	000-54710	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 - Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2016 Annual Meeting of Stockholders (the “Meeting”) on August 9, 2016 in Denver, Colorado. Of the 28,931,662 shares entitled to vote as of the record date, 23,757,529 shares (82.12%) were present or represented by proxy at the Meeting. The Company’s stockholders approved all of the nominees and proposals. Specifically, the Company’s stockholders (i) approved the election of Stephen Alfers, D. Scott Barr, Barry Honig, Edward Karr, and Alex Morrison as directors of the Company, to hold office until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified, (ii) approved the advisory say-on-pay resolution to approve our executive compensation, and (iii) ratified the appointment of KBL, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The results of the voting on the matters submitted to the stockholders were as follows:

1.	Election of five directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Stephen Alfers	18,256,370	58,443	5,442,716
D. Scott Barr	18,254,298	60,515	5,442,716
Barry Honig	18,231,818	82,995	5,442,716
Edward Karr	18,255,875	58,938	5,442,716
Alex Morrison	18,247,361	67,452	5,442,716

2. Approval of the advisory say-on-pay resolution to approve our executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,120,048	136,322	58,443	5,442,716

3. Ratification of the appointment of KBL, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Abstentions
23,633,941	62,128	61,460

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2016

PERSHING GOLD CORPORATION

By:	/s/ Stephen Alfers
Stephen Alfers
President and Chief Executive Officer